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                                                                   Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

Peter Kiewit Sons', Inc.
Omaha, Nebraska

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Debentures) of United Metro Materials, Inc. of our reports dated February 20, 1998 and February 24, 1999 relating to the combined financial statements and schedule of Pacific Rock Products, L.L.C. and River City Machinery L.L.C. (currently known as Pacific Rock Products Trucking L.L.C.).

Perkins & Company, P.C.
Portland, Oregon
February 17, 2000